CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 16, 1999 accompanying the financial statements included in the Annual Report of ModaCAD, Inc. on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of ModaCAD, Inc. on Forms S-8 (#333-61443, dated August 14, 1998), S-8 (#333-35987, dated September
19, 1997),  S-3/A (#333-26349,  dated June 18, 1997),  S-3/A (#333-26691,  dated
June 18, 1997), and S-8 (#333-21775, dated February 14, 1997).



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 1999